Exhibit 99.1

M A C K – C A L I   R E A L T Y   C O R P O R A T I O N

NEWS RELEASE

MACK-CALI APPOINTS MARYANNE GILMARTIN BOARD CHAIR

Completes Reconstitution of Board of Directors

Jersey City, NJ – June 15, 2020 – Mack-Cali Realty Corporation (NYSE: CLI) ("Mack-Cali" or the "Company") today announced that MaryAnne Gilmartin has been elected Chair of the Board of Directors (the "Board"), effective immediately. Mack-Cali has also completed the previously announced reconstitution of its Board. In addition to Ms. Gilmartin, the reconstituted Board is comprised of Alan R. Batkin, Michael Berman, Frederic Cumenal, Tammy K. Jones, A. Akiva Katz, Nori Gerardo Lietz, Mahbod Nia, and Howard Stern.

Ms. Gilmartin said, "The newly reconstituted Board is determined to put Mack-Cali on the right path to restoring strong corporate governance practices and shareholder value. We look forward to driving meaningful transformation at the Company to benefit all of our stakeholders."

Mack-Cali has nominated a revised slate of director candidates – comprised of its reconstituted Board – for election at the Company’s 2020 Annual Meeting of Stockholders ("Annual Meeting") rescheduled for July 1, 2020. The Company will amend and supplement its proxy statement and WHITE proxy card to reflect its revised slate. The amended proxy statement will provide shareholders with additional information regarding the director candidates and the Annual Meeting. Shareholders should vote the new WHITE proxy card (when it becomes available) in order to have their votes counted at the Annual Meeting. Any votes previously submitted on a WHITE proxy card will not be counted.

Ms. Gilmartin has served as a director at Mack-Cali since June 2019. She is Co-Founder and CEO of L&L MAG. She has over 30 years of real estate industry experience, including as CEO and President of Forest City Ratner Companies, LLC. Ms. Gilmartin is a director of the Jefferies Group LLC. She also serves on the Executive Committee of The Brooklyn Academy of Music, as Vice Chair of New York Public Radio, on the Executive Committee and Board of Governors of The Real Estate Board of New York, and as a member of the Industry Advisory Board of the MS Real Estate Development Program at Columbia University.

About Mack-Cali Realty Corporation

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts

Michael J. DeMarco

Mack-Cali Realty Corporation

Chief Executive Officer

(732) 590-1589

mdemarco@mack-cali.com

Deidre Crockett

Mack-Cali Realty Corporation

Chief Administrative Officer

(732) 590-1025

dcrockett@mack-cali.com

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257-4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750-5833

###